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                                                                    EXHIBIT 99.1


  [ENSTAR LOGO]                                                 Press Release
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Date:         July 15, 2004                 Contact:   Amy M. Dunaway
For Release:  Immediately                   Telephone: (334) 834-5483
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                        THE ENSTAR GROUP, INC. ANNOUNCES
                    SALE OF JCF CFN'S INTEREST IN GREEN TREE

         Montgomery, Alabama - July 15, 2004 - The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced the completion of the sale of its entire interest in Green Tree Investment Holdings LLC and related entities (collectively, "Green Tree") to FIT CFN Holdings LLC, an affiliate of Fortress Investment Group, LLC, and Cerberus Green Tree Investments, LLC and Cerberus JCF Coinvest, LLC, each affiliates of Cerberus Capital Management L.P. Castlewood Holdings Limited ("Castlewood"), along with certain affiliates of J.C. Flowers I LP, also participated with Enstar in the sale. The planned sale was first announced on March 10, 2004.

         The Green Tree interests of both Enstar and Castlewood were held through JCF CFN LLC and related entities (the "JCF CFN Entities"). The JCF CFN Entities, as well as J.C. Flowers I LP, are indirectly controlled by J. Christopher Flowers, a member of Enstar's board of directors and Enstar's largest shareholder. Enstar received aggregate sales proceeds of approximately $24 million and Castlewood received aggregate sales proceeds of approximately $16 million. The cash that Enstar and Castlewood received at the completion of the sale was reduced by prior cash distributions made by Green Tree to Enstar and Castlewood of approximately $4.3 million and $2.9 million, respectively. Enstar owns a one-third economic interest in Castlewood and 50% of its voting stock.

         Enstar is engaged in the operation of several equity affiliates in the financial services industry. Enstar also continues its active search for one or more additional operating businesses that meet its acquisition criteria.

                                      * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2003, and are hereby incorporated herein by reference.

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